OptimizeRx Corporation announces Q2 2014 Earnings Call Details

ROCHESTER, MI -- (Marketwired) -- 08/12/14 -- OPTIMIZERx Corp. (OTCQB: OPRX) announced that it will hold its Q2 2014 earnings call on Friday, August 15, 2014 at 12:00 pm Eastern Time. The call details are:

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About OptimizeRx Corp
OPTIMIZERx Corp. (OTCQB: OPRX) provides unique consumer and physician platforms to help patients better afford and comply with their medicines and healthcare products, while offering pharmaceutical and healthcare companies effective ways to expand patient awareness, access and adherence to their medications. For more information, please go to www.optimizerxcorp.com or www.samplemd.com.

'SAFE HARBOR'
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

Contact:

OptimizeRx
Doug Baker

dbaker@samplemd.com
248-651-6568 x807

Capital Markets Advisor

Merriman Capital, Inc. *

Douglas Rogers, Managing Director

Head of Capital Markets Advisory Group

drogers@merrimanco.com

415-248-5612

*Member FINRA / SIPC